     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 29, 1996

                                                     REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                          ---------------------------
                                    Form S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                          ---------------------------

                          CHEMICAL BANKING CORPORATION
             (Exact name of Registrant as specified in its charter)

                     DELAWARE                                          13-2624428
          (State or other jurisdiction of                (I.R.S. Employer Identification Number)
          incorporation or organization)

                   270 Park Avenue, New York, New York 10017
              (Address of principal executive offices) (Zip Code)
                          ---------------------------

             THE THRIFT-INCENTIVE PLAN OF THE CHASE MANHATTAN BANK
                             (NATIONAL ASSOCIATION)
                           (Full Title of the Plans)

                          ---------------------------

                            William H. McDavid, Esq.
                          Chemical Banking Corporation

                   270 Park Avenue, New York, New York 10017
                    (Name and address of agent for service)

                                 (212) 270-6000
                    (Telephone number, including area code,
                             of agent for service)

                                   Copies to:

                  Peter J. Tobin                                  Jeremiah Thomas, Esq.
           Chemical Banking Corporation                        Simpson Thacher & Bartlett
                  270 Park Avenue                                 425 Lexington Avenue
             New York, New York 10017                           New York, New York 10017

                          ---------------------------
                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                       Proposed maximum       Proposed maximum
Title of securities to be           Amount to be      offering price per     aggregate offering        Amount of
registered                           registered              share                  price           registration fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $1.00 per share(1)(2).........       520,000             $71.25(3)           $37,050,000(3)          $12,775.86
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(1) Includes Junior participating Preferred Stock purchase rights. Purchase rights for units of Junior Participating Preferred Stock will not be evidenced separately from the Common Stock.

(2) Represents Common stock issuable under The Thrift-Incentive Plan of The Chase Manhattan Bank (National Association).
    In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to The Thrift-Incentive Plan of The Chase Manhattan Bank (National Association).

(3) Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange Composite Transactions Tape on March 25, 1996.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     PART I

Item 1. Plan Information

     Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information

     Not required to be filed with this Registration Statement.

                                    PART II

Item 3. Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission by Chemical Banking Corporation (the "Company") or The Thrift-Incentive Plan of The Chase Manhattan Bank (National Association) (the "TIP Plan") are incorporated by reference into this Registration Statement:

          (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

          (ii) The Company's Current Reports on Form 8-K dated January 12, 1996, January 18, 1996, January 19, 1996, February 5, 1996 and March 25, 1996;

          (iii) The TIP Plan's Annual Report on Form 11-K for the year ended December 31, 1994; and

          (iv) The description of the Common Stock, par value $1.00 per share ("Common Stock"), of the Company and the purchase rights for units of Junior Participating Preferred Stock set forth in the Company's Registration Statements filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such descriptions.

     All documents subsequently filed by the Company and the TIP Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a posteffective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Pursuant to the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys' fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its By-Laws, disinterested directors' vote, stockholders' vote, agreement or otherwise.

     The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

     The Restated Certificate of Incorporation of the Company provides that, to the fullest extent that the DGCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

     The Company's Restated Certificate of Incorporation empowers the Company to indemnify any director, officer, employee or agent of the Company or any other person who is serving at the Company's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) to the fullest extent permitted under the DGCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

     The Company's Restated Certificate of Incorporation also empowers the Company by action of its Board of Directors, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of the Company or any other person who is serving at the Company's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) against any liability asserted against him or incurred by him in any such capacity arising out of his status as such (including, without limitation, expenses, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement) to the fullest extent permitted under the DGCL as from time to time in effect, whether or not the Company would have the power or be required to indemnify any such individual under the terms of any agreement or by-law or the DGCL.

     In addition, the Company's By-laws require indemnification to the fullest extent permitted under applicable law, as from time to time in effect. The By-laws provide a clear and unconditional right to indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any person in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, employee or agent of the Company or, at the request of the Company, of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan). The By-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the By-laws, entitle the persons to be indemnified to be reimbursed for the expenses of prosecuting any such claim against the Company and entitle them to have all expenses incurred in advance of the final disposition of a proceeding paid by the Company. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the By-laws, which right of indemnification and of advancement of expenses is not exclusive.

     The Company's By-laws also provide that the Company may enter into contracts with any director, officer, employee or agent of the Company in furtherance of the indemnification provisions in the By-laws, as well as create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure payment of amounts indemnified.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

    4.1      Restated Certificate of Incorporation of Chemical Banking Corporation
             (incorporated by reference to Exhibit 3.1 of the Annual Report on Form 10-K dated December 31, 1993 of Chemical Banking Corporation)
    4.2      Certificate of Designations of the Adjustable Rate Cumulative Preferred Stock,
             Series L, of Chemical Banking Corporation (incorporated by reference to Exhibit
             2 of the Registration Statement on Form 8-A of Chemical Banking Corporation
             dated June 6, 1994)
    4.3      By-Laws of Chemical Banking Corporation, as amended (incorporated by reference to Exhibit 3.2 of the Annual Report on Form 10-K dated December 31, 1993 of
             Chemical Banking Corporation)
    4.4      Rights Agreement, dated as of April 13, 1989, between Chemical Banking
             Corporation and Chemical Bank (as successor rights agent to Harris Trust Company of New York) (incorporated by reference to Exhibit 4 to the Registration
             Statement on Form 8-A of Chemical Banking Corporation dated April 13, 1989)
    4.5      Form of Restated Certificate of Incorporation of The Chase Manhattan Corporation
             (incorporated by reference to Exhibit 5 of the Registration Statement on Form
             8-A dated March 13, 1996 of Chemical Banking Corporation (with respect to common stock subscription warrants))
    5        Opinion of Simpson Thacher & Bartlett regarding the legality of securities being issued
    23.1     Consent of Price Waterhouse as to the financial statements of Chemical Banking
             Corporation
    23.2     Consent of KPMG Peat Marwick LLP as to the financial statements of The
             Thrift-Incentive Plan of The Chase Manhattan Bank (National Association)
    23.3     Consent of Simpson Thacher & Bartlett (contained in exhibit 5)
    24       Powers of Attorney

     The TIP Plan has been submitted to the Internal Revenue Service and the Registrant undertakes that after the date hereof any amendment to the TIP Plan will be filed with the Internal Revenue Service in a timely manner and that the Registrant will make any changes required by the Internal Revenue Service in order to qualify the TIP Plan.

Item 9. Undertakings.

     (a)     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, State of New York, on March 29, 1996.

                                          CHEMICAL BANKING CORPORATION

                                          By  /s/ John B. Wynne
                                              ---------------------------
                                             (John B. Wynne, Secretary)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                      Title                         Date
---------------------------------------------    -------------------------------------    ---------------
                          *                      Chairman, Chief Executive Officer and     March 29, 1996
              Walter V. Shipley                                Director
                                                     (Principal Executive Officer)
                          *                             President and Director             March 29, 1996
              Edward D. Miller
                          *                                    Director                    March 29, 1996
            Frank A. Bennack, Jr.
                          *                                    Director                    March 29, 1996
             Michel C. Bergerac
                          *                                    Director                    March 29, 1996
             Randolph W. Bromery
                          *                                    Director                    March 29, 1996
           Charles W. Duncan, Jr.
                          *                                    Director                    March 29, 1996
              Melvin R. Goodes
                          *                                    Director                    March 29, 1996
               George V. Grune
                          *                                    Director                    March 29, 1996
          William B. Harrison, Jr.

                  Signature                                      Title                         Date
---------------------------------------------    -------------------------------------    ---------------
                          *                                    Director                    March 29, 1996
               Harold S. Hook
                          *                                    Director                    March 29, 1996
              Helene L. Kaplan
                          *                                    Director                    March 29, 1996
             J. Bruce Llewellyn
                          *                                    Director                    March 29, 1996
              John P. Mascotte
                          *                                    Director                    March 29, 1996
            John F. McGillicuddy
                          *                                    Director                    March 29, 1996
              Andrew C. Sigler
                          *                                    Director                    March 29, 1996
              Michael I. Sovern
                          *                                    Director                    March 29, 1996
              John R. Stafford
                          *                                    Director                    March 29, 1996
               W. Bruce Thomas
                          *                                    Director                    March 29, 1996
             Marina v.N. Whitman
                          *                                    Director                    March 29, 1996
               Richard D. Wood
                          *                            Executive Vice President            March 29, 1996
               Peter J. Tobin                         and Chief Financial Officer
                                                     (Principal Financial Officer)
                          *                                   Controller                   March 29, 1996
             Joseph L. Sclafani                     (Principal Accounting Officer)

---------------

* John B. Wynne hereby signs this Registration Statement on March 29, 1996, on behalf of each of the above-named Directors and Officers of the Registrant above whose typed names asterisks appear, pursuant to powers of attorney duly executed by such Directors and Officers and filed with the Securities and Exchange Commission as exhibits to this Registration Statement.

                                                /s/  John B. Wynne

                                          ------------------------------
                                                  John B. Wynne
                                                 Attorney-in-fact

The TIP Plan. Pursuant to the requirements of the Securities Act of 1933, the Trustees (or other persons who administer the TIP Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 29, 1996.

                                          THE THRIFT-INCENTIVE PLAN OF THE
                                          CHASE MANHATTAN BANK (NATIONAL
                                          ASSOCIATION)

                                          By:  /s/  John J. Farrell

                                            ------------------------------------
                                            Name:  John J. Farrell
                                            Title:   Plan Administrator

                                 EXHIBIT INDEX

Exhibit                                                                               Page
Number                                   Description                                   No.
------     ------------------------------------------------------------------------  -------
  4.1      Restated Certificate of Incorporation of Chemical Banking Corporation
           (incorporated by reference to Exhibit 3.1 of the Annual Report on Form
           10-K dated December 31, 1993 of Chemical Banking Corporation)
  4.2      Certificate of Designations of the Adjustable Rate Cumulative Preferred
           Stock, Series L, of Chemical Banking Corporation (incorporated by reference to Exhibit 2 of the Registration Statement on Form 8-A of
           Chemical Banking Corporation dated June 6, 1994)
  4.3      By-Laws of Chemical Banking Corporation, as amended (incorporated by reference to Exhibit 3.2 of the Annual Report on Form 10-K dated
           December 31, 1993 of Chemical Banking Corporation)
  4.4      Rights Agreement, dated as of April 13, 1989, between Chemical Banking
           Corporation and Chemical Bank (as successor rights agent to Harris Trust
           Company of New York) (incorporated by reference to Exhibit 4 to the
           Registration Statement on Form 8-A of Chemical Banking Corporation dated
           April 13, 1989)
  4.5      Form of Restated Certificate of Incorporation of The Chase Manhattan
           Corporation (incorporated by reference to Exhibit 5 of the Registration
           Statement on Form 8-A dated March 13, 1996 of Chemical Banking
           Corporation (with respect to common stock subscription warrants))
  5        Opinion of Simpson Thacher & Bartlett regarding the legality of securities being issued
 23.1      Consent of Price Waterhouse as to financial statements of Chemical
           Banking Corporation
 23.2      Consent of KPMG Peat Marwick LLP as to the financial statements of The
           Thrift-Incentive Plan of The Chase Manhattan Bank (National Association)
 23.3      Consent of Simpson Thacher & Bartlett (contained in exhibit 5)
 24        Powers of Attorney